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                                    VERIFONE, INC.
                                AMENDED AND RESTATED
                             INCENTIVE STOCK OPTION PLAN
                             ---------------------------



                   Adopted by Board of Directors in November, 1985
                    Approved by the Stockholders in November, 1985
                      Amended by Board of Directors in May, 1987
                    Approved by the Stockholders on April 18, 1988
                   Amended by Board of Directors on April 30, 1990
                    Approved by the Stockholders on June 22, 1990
                  Amended by Board of Directors on February 13, 1992
                    Approved by the Stockholders on April 23, 1992
                   Amended by Board of Directors on March 15, 1995
                     Approved by the Stockholders on May 5, 1995
                  Amended by Board of Directors on January 18, 1996
                     Approved by the Stockholders on May 10, 1996
                  Amended by Board of Directors on January 23, 1997




1.  PURPOSE.

    (a) The purpose of the Plan is to provide a means by which selected key employees of VeriFone, Inc. (the "Company") and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the options issued under the Plan be incentive stock options as that term is used in Section 422 of the Code.


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2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

         (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (3)  To amend the Plan or an Option as provided in paragraph 10.

         (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee may be "non-employee directors," as defined by the provisions of subparagraph 2(d), and may also be, in the discretion of the Board, outside directors as defined in Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board and references to the Board herein shall be construed as references to the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph 2 to the contrary, the Board may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who
(i) are not then subject to Section 16 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) are either (A) not persons expected to be subject to Section 162(m) of the code ("Section 162(m)") at the time of recognition of income from such Option or (B) not persons with respect to whom the Company desires to comply with Section 162(m).


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    (d)  The term "non-employee director," as used in the Plan, shall mean a member of the Company's Board of Directors who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any other capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

3.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under either the Plan or the Company's 1987 Supplemental Stock Option Plan shall not exceed in the aggregate Eight Million Five Hundred Fifteen Thousand (8,515,000) shares of the Company's common stock. The aggregate number of shares as to which options may be granted under the Plan shall be reduced to reflect the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under the Company's 1987 Amended and Restated Supplemental Stock Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

    (c) An option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a nonstatutory stock option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a nonstatutory stock option.

    (d) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no employee shall be eligible, during any twelve (12) month period, to be granted options under the Plan to purchase in excess of 750,000 shares of common stock of the Company. The total number of shares as to which options may be granted to an employee under this paragraph 3(d) shall be reduced to reflect the total number of shares as to which


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options have been granted, during the same twelve (12) month period, under the
Company's 1987 Amended and Restated Supplemental Stock Option Plan.

4.  ELIGIBILITY.

    (a) Options may be granted only to key employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible for the benefits of the Plan unless such director is also a key employee (including an officer) of the Company or any Affiliate.

    (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board.

    (c) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

5.  OPTION PROVISIONS.

    Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

    (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

    (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant of the option (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred


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pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or Committee in their discretion.

    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. The person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the person to whom the option is granted, shall thereafter be entitled to exercise the option.

    (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

    (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock.
These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the holder of the option to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to

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comply with applicable securities and other laws as a condition of granting an option to such person or permitting such person to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to, legends restricting the transfer of the stock.

    (g) An option shall terminate three (3) months after termination of the optionee's service with the Company or an Affiliate, whether as an employee, consultant or member of the Board ("Service"), unless (i) the termination of Service of the optionee is due to such person's permanent and total disability, within the meaning of Section 22(e)(3) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of Service; or (ii) the optionee dies while in the employ of the Company or an Affiliate, or within not more than three (3) months after termination of such Service, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's Service, or (b) that it may be exercised more than three (3) months after termination of the optionee's Service with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's Service.

    (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her Service with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

    (i) To the extent provided in the terms of an Option Agreement, an optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold from the shares of common stock otherwise issuable to the optionee as a result of the exercise of the option or (iii) delivering to the Company owned and unencumbered shares of the common stock of the Company.

6.  COVENANTS OF THE COMPANY.

    (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.


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    (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.  MISCELLANEOUS.

    (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised, or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

    (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

    (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant or optionee any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any eligible employee or optionee with or without cause, or to terminate the relationship of any consultant subject to the terms of that consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

9.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock


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dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the type of security and maximum number of shares subject to the Plan, the maximum number of shares subject to option that can be granted to any single person under subparagraph 3(d), and the type of security and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")


    (b) In the event of: (1) a dissolution or liquidation of the Company or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect.

10. AMENDMENT OF THE PLAN AND OPTIONS.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for options under the Plan;

        (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code; or

       (iii) Otherwise modify the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code.


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    The Board may, in its discretion, submit any other amendment to the Plan for stockholder approval.

    (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or options granted under it into compliance therewith.

    (c) Rights and obligations under any option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

    (d) The Board at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights and obligations under any option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

11. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2005. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code.